ARTICLES OF MERGER
                                       OF
                           VIRTUAL TECHNOLOGIES, INC.
                              (A UTAH CORPORATION)
                                       AND
                           VIRTUAL TECHNOLOGIES, INC.
                             (A NEVADA CORPORATION)


             Pursuant to the provisions of Chapter 78, Nevada Revised Statutes, and Section 16-10a-1105 of the Utah Revised Business Corporation Act, the corporations herein named do hereby adopt the following Articles of Merger.

         1. Annexed hereto and made a part hereof is the Plan of Merger for merging, Virtual Technologies, Inc., a Utah corporation ("Virtual - Utah"), with and into Virtual Technologies, Inc., a Nevada corporation ("Virtual - Nevada"). The said Plan of Merger has been adopted by the Board of Directors of Virtual - Utah and by the Board of Directors of Virtual - Nevada.

         2. The merger of Virtual - Utah with and into Virtual - Nevada is permitted by the laws of the states of Utah and Nevada and has been authorized in compliance with said laws.

         3. The said Plan of Merger was submitted to the stockholders of Virtual
- Utah pursuant to the provisions of Section 16-10a-1104(3) of the Utah Revised Business Corporation Act and the manner of approval thereof by said stockholders was as follows:

                  (i) The designation, number of outstanding shares and the number of votes entitled to be cast by each entitled to vote on the said Plan of Merger are as follows:

                                                                   Number
                                                                   Entitled
                  Designation           Outstanding Shares         to Vote
                  -----------           ------------------         -------

                  Common                    3,557,500              3,557,500


                  (ii) The total number of votes cast for and against the merger herein provided for by each class entitled to vote on the said Plan of Merger is as follows:

                  Designation              Voted For               Voted Against
                  -----------              ---------               -------------

                  Common                   2,881,575                   None

                  (iii) The said number of votes cast for the said Plan of Merger was sufficient for the approval thereof by the said class.

         4. Virtual - Utah owns 100% of the outstanding shares of Virtual - Nevada and therefore the vote of the stockholders of Virtual - Nevada is not required.

         5. No amendments to the Articles of Incorporation of Virtual - Nevada are affected by the merger herein provided for.

         6. The merger herein provided for shall become effective on the date that these Articles of Merger are filed with the Secretary of State of the State of Nevada, in compliance with Section 16-10a-1104(5) of the Utah Revised Business Corporation Act and Section 78.45 8(3) of the Nevada Revised Statutes.

         7. The address of the principal executive office for both of the corporations shall be 1420 Blake Street, Denver, CO 80202. The Surviving Corporation shall also maintain a registered office in Nevada at 4079 Syracuse, Las Vegas, NV 89121.

                                            VIRTUAL TECHNOLOGIES, INC.,
                                            a Utah corporation

Date:    7/22/96                              /s/ James Speir
      ---------------                       --------------------------------
                                            James Speir, President

Date:    7/22/96                              /s/ Les Bates
      ---------------                       --------------------------------
                                            Les Bates, Assistant Secretary

STATE OF COLORADO          )
                           )   ss
COUNTY OF DENVER           )

                  On the 22nd day of July, 1996, personally appeared before me, a Notary Public in and for the State and County aforesaid, James Speir, President, and Les Bates, Assistant Secretary of Virtual - Utah, personally known to me to be persons whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.

                                               /s/ Diana L. McKee
                                              ------------------------------
                                              NOTARY PUBLIC
My commission expires:


---------------------------------

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
                                            VIRTUAL TECHNOLOGIES, INC., a
                                            Nevada Corporation


                                            By  /s/ Andrew Croson
                                              ------------------------------
                                              Andrew Croson, President
Attest:

  /s/ James Richards
----------------------------------
James Richards, Secretary

STATE OF ARIZONA                            )
                                            )        ss
COUNTY OF MARICOPA                          )

                  On the 22nd day of July, 1996, personally appeared before me Andrew Croson, President and James Richards, Secretary, Virtual who duly acknowledged to me that they are authorized to and did sign the foregoing Plan of Merger for and on behalf of Virtual-Nevada.


                                              /s/ Melvin E. Richards II
                                            --------------------------------
                                            NOTARY PUBLIC
My commission expires:

  07/09/99
----------------------------------

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